Exhibit 4.6

FORM OF FLOATING RATE SUBORDINATED NOTE DUE 2066

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR SUCH NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

LINCOLN NATIONAL CORPORATION

Floating Rate Subordinated Notes

No. R-	$
CUSIP No. 534187 BN8

LINCOLN NATIONAL CORPORATION, a corporation organized and existing under the laws of Indiana (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee of The Depository Trust Company, or registered assigns, the principal sum of                                               ($                    ) on May 17, 2066 (the “Maturity Date”). Notwithstanding the preceding sentence, in the event that the Maturity Date is not a Business Day, then the Maturity Date will be the next succeeding day which is a Business Day, except if such Business Day is in the next succeeding calendar month then the Maturity Date will be the immediately preceding day which is a Business Day. The Subordinated Notes will bear interest at the per annum rate of 3-Month LIBOR plus a margin equal to 2.3575% (the “Floating Rate”), payable quarterly on February 17, May 17, August 17 and November 17. Interest payments in respect of Interest Payment Periods will include accrued interest from and including the last date in respect of which interest has been paid or duly provided for to, but not including, the next succeeding Interest Payment Date or the Maturity Date, as the case may be; provided, however, that the amount of interest payable for the first Interest Payment Period shall be determined from and including May 17, 2021. The amount of interest payable will be computed on the basis of a 360-day year and the actual number of days elapsed in each quarterly Interest Payment Period. All percentages resulting from any interest rate calculation will be rounded upward or downward, as appropriate, to the next higher or lower one-hundred-thousandth of a percentage point. If any Interest Payment Date is not a Business Day, then the Interest Payment Date shall be the immediately succeeding Business Day, except that if such Business Day is in the next succeeding calendar month then such Interest Payment Date will be the immediately preceding Business Day. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Base Indenture, be paid to the Person in whose name this Subordinated Note is registered at the close of business on the day next preceding the Interest Payment Date; provided, that in the event the Subordinated Notes will not continue to remain in book-entry form or are not in the form of a Global Certificate, the record date for each Interest Payment Date shall be the first day of the month in which such Interest Payment Date occurs (in each case, the applicable “Record Date”). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such record date, and may be paid to the Person in whose name this Subordinated Note is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest after the Company has deposited with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Subordinated Notes not less than ten days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Subordinated Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest (including any compounded interest thereon) on this Subordinated Note shall be payable at the office or agency of the Trustee maintained for that purpose in the United States, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register.

The Indebtedness evidenced by this Subordinated Note is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Subordinated Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Subordinated Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each Holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

Reference is hereby made to the further provisions of this Subordinated Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual, facsimile or electronic signature, this Subordinated Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: August 11, 2021

LINCOLN NATIONAL CORPORATION

By:
Name:
Title:

Attest:

Name:
Title:

This is one of the Securities referred to in the within mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Officer

[REVERSE OF NOTE]

LINCOLN NATIONAL CORPORATION

Floating Rate Subordinated Notes

This Note is one of a duly authorized issue of securities of the Company (herein called the “Subordinated Notes”), issued and to be issued in one or more series under a Subordinated Indenture, dated as of August 11, 2021 (herein called the “Base Indenture”), between the Company and The Bank of New York Mellon (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Subordinated Indenture, dated as of August 11, 2021 (the “First Supplemental Subordinated Indenture” and the Base Indenture as so supplemented, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Subordinated Notes, and of the terms upon which the Subordinated Notes are, and are to be, authenticated and delivered. This Subordinated Note is one of the series designated on the face hereof, limited in aggregate principal amount to $562,034,000.

All terms used in this Subordinated Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Company shall have the right, at its option, to redeem the Subordinated Notes for cash:

(a) in whole at any time or in part from time to time on or after August 11, 2026, at a redemption price equal to 100% of the principal amount of the Subordinated Notes being redeemed plus accrued and unpaid interest to but excluding the Redemption Date; provided that if the Subordinated Notes are not redeemed in whole, at least $25 million aggregate principal amount of the Subordinated Notes (excluding any Subordinated Notes held by the Company or any of its Affiliates) remains Outstanding after giving effect to such redemption;

(b) in whole, but not in part, at any time prior to August 11, 2026, within 90 days after the occurrence of a Tax Event or a Regulatory Capital Event, at a redemption price equal to 100% of the principal amount of the Subordinated Notes being redeemed plus accrued and unpaid interest to but excluding the Redemption Date; or

(c) in whole, but not in part, at any time prior to August 11, 2026, within 90 days after the occurrence of a Rating Agency Event, at a redemption price equal to 102% of the principal amount of the Subordinated Notes being redeemed plus accrued and unpaid interest to but excluding the Redemption Date.

Notwithstanding the foregoing, the Company may not redeem the Subordinated Notes unless all accrued and unpaid interest, including deferred interest (and compounded interest thereon), has been paid in full on all Outstanding Subordinated Notes for all Interest Payment Periods ending on or before the Redemption Date.

The Company will prepare and mail a notice of redemption to each Holder of Subordinated Notes to be redeemed by first-class mail at least 15 but not more than 60 days prior to the date fixed for redemption. On and after a Redemption Date, interest will cease to accrue on the Subordinated Notes called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest (including any compounded interest thereon)). On or before a Redemption Date, the Company will deposit with a Paying Agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest (including any compounded interest thereon) on the Subordinated Notes to be redeemed on that date. If less than all of the Subordinated Notes are to be redeemed, the Subordinated Notes to be redeemed shall be selected by the Trustee by lot; provided that, to the extent the Subordinated Notes to be redeemed are represented by a Global Certificate, such Subordinated Notes shall be selected in accordance with the procedures of DTC.

The Subordinated Notes are not entitled to the benefit of any sinking fund.

If an Event of Default with respect to Subordinated Notes of this series shall occur and be continuing, the principal of the Subordinated Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions for satisfaction, discharge and defeasance at any time of the entire Indebtedness of this Subordinated Note upon compliance by the Company with certain conditions set forth in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Subordinated Note shall be conclusive and binding upon such Holder and upon all future Holders of this Subordinated Note and of any Subordinated Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Note.

So long as no Event of Default with respect to this Subordinated Note has occurred or is continuing, the Company shall have the right at any time during the term of this Subordinated Note to defer payment of interest on this Subordinated Note for one or more consecutive Interest Periods that do not exceed five years for any single Deferral Period, during which the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid; provided, however, that no Deferral Period shall extend beyond the Maturity Date or the earlier accelerated maturity date arising from an Event of Default or redemption of this Subordinated Note. Upon the termination of any Deferral Period and upon the payment of all deferred interest then due, the Company may elect to begin a new Deferral Period, subject to the above requirements.

So long as any Subordinated Notes of this series remain outstanding, if the Company has given notice of its election to defer interest payments on the Subordinated Notes but the related Deferral Period has not yet commenced or a Deferral Period is continuing, the Company shall not, and shall not permit any Subsidiary to, (i) declare or pay any dividends or other distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company’s Capital Stock, (ii) make any payment of principal of, or interest or premium, if any, on or repay, purchase or redeem any debt securities of the Company that rank upon the Company’s liquidation on a parity with this Subordinated Note or junior to this Subordinated Note or (iii) make any guarantee payments regarding any guarantee issued by the Company of securities of any Subsidiary if the guarantee ranks upon the Company’s liquidation on a parity with or junior to this Subordinated Note (other than (a) any purchase, redemption or other acquisition of shares of its Capital Stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more of its employees, officers, directors, consultants or independent contractors, (2) the satisfaction of the Company’s obligations pursuant to any contract entered into prior to the beginning of the applicable Deferral Period, (3) a dividend reinvestment or shareholder purchase plan, or (4) the issuance of shares of the Company’s Capital Stock, or securities convertible into or exercisable for such shares, as consideration in an acquisition transaction entered into prior to the applicable Deferral Period, (b) any exchange, redemption or conversion of any class or series of the Company’s Capital Stock, or the Capital Stock of one of its Subsidiaries, for any other class or series of its Capital Stock, or of any class or series of its Indebtedness for any class or series of its Capital Stock, (c) any purchase of fractional interests in shares of the Company’s Capital Stock pursuant to the conversion or exchange provisions of such shares or the securities being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto, (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock, or (f) (1) any payment of current or deferred interest on Parity Securities that is made pro rata to the amounts due on such Parity Securities (including the Notes), and (2) any payments of principal or current or deferred interest on Parity Securities that, if not made, would cause the Company to breach the terms of the instrument governing such Parity Securities).

The Company shall give written notice of its election to commence or continue any Deferral Period to the Trustee and the Holders of all Securities of this series then Outstanding at least five days (in the case of the Trustee) or fifteen days (in the case of the Holders) and not more than 60 days, in each case, before the next Interest Payment

Date. Such notice shall be given to the Trustee and the Holder of this Security at such Holder’s address appearing in the Security Register by first-class mail, postage prepaid (or, as long as the Notes are held through DTC, transmitted in accordance with applicable procedures of DTC).

Except as provided in the immediately preceding paragraph and Article XI of the First Supplemental Subordinated Indenture, no reference herein to the Indenture and no provision of this Subordinated Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Subordinated Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Subordinated Note is registrable in the Securities Register, upon surrender of this Subordinated Note for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Base Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Subordinated Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Subordinated Note is registered as the owner hereof for all purposes, whether or not this Subordinated Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Subordinated Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. This Global Security is exchangeable for Subordinated Notes in definitive form only under certain limited circumstances set forth in the Indenture. Subordinated Notes so issued are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Base Indenture and subject to certain limitations therein set forth, Subordinated Notes are exchangeable for a like aggregate principal amount of Subordinated Notes of a different authorized denomination, as requested by the Holder surrendering the same.

No recourse shall be had for the payment of the principal of or the interest on this Subordinated Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Company agrees and, by its acceptance of this Subordinated Note or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Subordinated Note agrees to treat this Subordinated Note as Indebtedness for United States federal, state and local tax purposes.

THE INDENTURE AND THIS SUBORDINATED NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.